CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-204072), Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-206898) and Form S-3 (No. 333-209532) of Hubbell Incorporated of our report dated February 18, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
February 18, 2016